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                                                                   Exhibit 10.15

                        INDEPENDENT CONTRACTOR AGREEMENT

         THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") dated December 30, 2002 (the "Effective Date") is made between iRobot Corporation and its affiliates, successors, assigns and duly authorized representatives ("Company"), with an office at 63 South Avenue, Burlington, MA 01803-4903, and Rodney A. Brooks ("Contractor"), with an office at 545 Tech Square, 9th Floor, Cambridge, MA 02139, for the purpose of setting forth the exclusive terms and conditions by which Company desires to acquire Contractor's services.

         In consideration of the mutual obligations specified in this Agreement, the parties, intending to be legally bound hereby, agree to the following:

         1. Services:

         (a) Company hereby retains Contractor, and Contractor hereby agrees to continue to perform for Company, certain services assigned to Contractor by Company in Company's sole discretion, including, but not limited to, fundraising, marketing, and technical projects (the "Services"). Contractor is responsible for providing the necessary equipment, tools, materials and supplies to perform the Services.

         (b) Contractor agrees to keep Company updated, promptly upon Company's request, of any progress, problems, and/or developments of which Contractor is aware regarding the Services. Company shall have the right to require such updates in writing from Contractor in a format specified by Company or acceptable to Company in its sole discretion.

         2. Compensation:

         (a) In exchange for the full, prompt, and satisfactory performance of all Services to be rendered to Company hereunder (not to exceed 35 hours per month), Company shall provide Contractor, as full and complete compensation for the Services rendered hereunder, compensation at the rate of $500.00 per hour. Company shall pay such compensation within 30 days of approval of each invoice from Contractor setting forth the Services performed (but Contractor will not submit invoices more often than monthly).

         (b) For a period of three (3) years starting with fiscal year 2003, Contractor will receive an annual bonus of $66,600 ("Annual Bonus"), payable within ninety (90) days of the close of the Company's fiscal year; provided, however, the Annual Bonus will only be payable if Contractor has provided and continues to be available to provide Services to the Company no less than twenty-five (25) hours per month averaged on an annual basis.

         (c) In addition to the Annual Bonus, Company hereby agrees that Contractor will be eligible for additional compensation for specific projects. Such additional compensation, and whether Contractor is eligible for same, will be determined and awarded at Company's Board of Directors' sole discretion.


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         (d) The Company will, upon substantiation thereof, reimburse the
Contractor for all reasonable expenses required in the ordinary course of business and incurred by the Contractor in connection with the Company's business affairs. The Contractor must regularly submit, to the Treasurer of the Company, a statement of these expenses and will comply with such other accounting and reporting requirements as the Company may from time to time establish.

         (e) Contractor shall not be entitled to receive any other compensation or any benefits from Company (except as expressly set forth herein). Except as otherwise required by law, Company shall not withhold any sums or payments made to Contractor for social security or other federal, state or local tax liabilities or contributions, and all withholdings, liabilities, and contributions shall be solely Contractor's responsibility. Further, Contractor understands and agrees that the Services are not covered under the unemployment compensation laws and are not intended to be covered by workers' compensation law.

         3. Confidentiality and Nondisclosure. In consideration and as a condition of the Contractor's continuing relationship with iRobot and/or by companies which it owns, controls, or is affiliated with, or their successors in business (for purposes of this Section 3 only, the "Company"), and the compensation paid for Contractor's Services, the Contractor agrees:

         (a) Except as deemed necessary by the Contractor to perform the Services hereunder, (i) to keep confidential, except as the Company may otherwise consent in writing, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to the Contractor's relationship with the Company, any trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, designs, customer lists, business plans, marketing plans and strategies, and pricing strategies or any subject matter pertaining to any business of the Company or any of its clients, licensees or affiliates, which the Contractor may produce, obtain or otherwise acquire during the course of his relationship with the Company, except as herein provided and
(ii) not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         (b) In the event of termination of the Contractor's relationship with the Company for any reason whatsoever, (i) to surrender and deliver to the Company promptly all records, materials, equipment, drawings and data of any nature pertaining to any invention or confidential information of the Company or to the Contractor's engagement with the Company, and the Contractor will not take with him any description containing or pertaining to any confidential information, knowledge or data of the Company which the Contractor may produce or obtain during the course of performing the Services and (ii) to sign and deliver a "Termination Certificate" in the form attached as Exhibit A.

         (c) To keep and maintain adequate and current written records of all sales and customer transactions, which records shall be available to and remain the sole property of the Company at all times.


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         4. Further Assurances: During the term of this Agreement and for a period of one (1) year after the termination of this Agreement for Section 4(a) and two (2) years after the termination of this Agreement for Sections 4(b) and 4(c), the Contractor shall not, without the Company's prior written consent, which shall not be unreasonably withheld, directly or indirectly:

         (a) as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, saver, lender, or in any other capacity whatsoever (other than as a holder of not more than 5% of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or services similar to products or services in the Robotics Industry (as defined herein), provided, however, that the Contractor may provide, subject to Section 3 of this Agreement, services to educational or research organizations that do not compete with the Company or develop, produce, market or sell products or services that compete with the Company's products or services. For purposes of this Agreement, the Robotics Industry shall be defined as those areas of business where embedded control, mechanical actuators, sensors and artificial intelligence are combined together to create value.

         (b) recruit, solicit or induce, or attempt to induce, any employee, consultant or agent of the Company to terminate their employment with, or otherwise cease their relationship with, the Company after cessation of the Contractor's relationship with the Company; or

         (c) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Contractor during the term of this Agreement.

         5. Indemnification/Release:

         (a) Contractor agrees to take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company's property) during the term of this Agreement, and shall indemnify, defend and hold harmless Company, its officers, directors, stockholders, employees, representatives and/or agents from any claim, liability, loss, cost, damage, judgment, settlement or expense (including reasonable attorney's fees) resulting from or arising in any way out of injury (including death) to any person or damage to property arising in any way out of any act, error, omission or negligence on the part of Contractor in the performance or failure to fulfill any Services or obligations under this Agreement.

         (b) Contractor further agrees that any breach of this Agreement by Contractor will cause irreparable harm to Company and that in the event of such breach or threatened breach, Company shall have, in addition to any and all remedies of law and those remedies stated in this Agreement, the right to an injunction or other equitable relief to prevent the violation of Contractor's obligations hereunder.


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         (c) Contractor agrees to indemnify and hold Company harmless from and against any and all claims, demands, liabilities, damages, costs, or expenses (including without limitation attorney's fees, back wages, liquidated damages, penalties or interest) resulting from Company's failure to withhold, or pay any and all federal or state taxes required to be withheld or paid by employers or employees, including, without limitation, and any and all income tax, social security, and F.U.T.A. taxes.

         6. Termination:

         (a) This Agreement shall be effective on the date hereof and shall continue until terminated by either party upon sixty (60) days' written notice. In the event of termination, Contractor shall ensure, upon request, that he will perform such work as may be requested to complete and/or transfer work in process to Company or to a party designated by Company. Contractor shall be compensated at the rate specified in Section 2(a) for such services.

         (b) Contractor also shall be entitled to a pay out upon termination of this Agreement, provided that Contractor executes a comprehensive release agreement in Company's (and its officers, directors, stockholders, employees, representatives and/or agents) favor containing a mutual release provision and agrees to comply with all of his obligations that survive the termination of his assignment and this Agreement. This pay out will equal to twelve months of Contractor's pay at the aggregate monthly rate as of the last complete month during which the Contractor provided Services to Company hereunder prior to termination of this Agreement. This termination pay out will be paid in equal monthly installments over the pay out period.

         (c) In addition to any payments made under Section 6(b) and notwithstanding Section 2(b), Contractor also shall be entitled to a one-time bonus payment upon termination of this Agreement, provided that Contractor executes a comprehensive release agreement in Company's (and its officers, directors, stockholders, employees, representatives and/or agents) favor containing a mutual release provision and agrees to comply with all of his obligations that survive the termination of his assignment and this Agreement. This bonus payment will equal: $133,200, if the Contractor is terminated during fiscal year 2004; $66,600, if the Contractor is terminated during fiscal year 2005; and there will be no bonus payment if termination occurs thereafter.

         7. Independent Contractor:

         (a) Company and Contractor expressly agree and understand that Contractor is an independent contractor and nothing in this Agreement nor the Services rendered hereunder is meant, or shall be construed in any way or manner, to create between them a relationship of employer and employee, principal and agent, partners, joint employers or any other relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. Contractor is not Company's agent and, except as expressly authorized (after the date hereof) by Company in writing, is not authorized and shall not have the power or authority to bind Company or incur any liability or obligation, or act on Company's behalf. Without Company's prior written consent, at no time shall Contractor represent that he is an agent of Company, or that any of the views, advice, statements and/or


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information that may be provided while performing the Services are those of
Company.

         (b) While Company is entitled to provide Contractor with general guidance to assist Contractor in completing the scope of work to Company's satisfaction, Contractor is ultimately responsible for directing and controlling the performance of the task and the scope of work, in accordance with the terms and conditions of this Agreement. Contractor shall use his best efforts, energy and skill in his own name and in such manner as he sees fit.

         8. General:

         (a) This Agreement does not create an obligation on Company to continue to retain Contractor except as set forth herein. This Agreement may not be changed unless mutually agreed upon in writing by both Contractor and Company. Sections 3, 4, 5, 6, 7 and 8 shall survive the termination of this Agreement regardless of the manner of such termination. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         (b) Contractor hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limited or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         (c) Company shall have the right to assign this Agreement to its successors and assigns and this Agreement shall inure to the benefit of and be enforceable by said successors or assigns. Contractor may not assign this Agreement or any rights or obligations hereunder without Company's prior written consent. This Agreement shall be binding upon Contractor's heirs, executors, administrators and legal representatives. This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. Moreover, the parties hereby irrevocably submit to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement and agree not to commence any such claim or action other than in the above-named courts.

         (d) This Agreement contains the entire agreement between the parties hereto with respect to the engagement of Contractor by Company herein, except for the November 12, 1998 letter agreement between Contractor and Company's predecessor, IS Robotics Corporation, which shall remain in full force and effect in accordance with its terms and to the extent that it is not in conflict with the terms of this Agreement. All other negotiations and agreements (written or oral) between the parties are superseded by this Agreement, including, without limitation, the agreement, dated as of January 1, 1997, by and between Company's predecessor (IS Robotics Corporation) and Contractor, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein. The language of all parts of this


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Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

         (e) All notices provided for in this Agreement shall not be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses as set forth at the beginning of this Agreement, or to such other address or addresses as either party may later specify by written notice to the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Independent Contractor Agreement under seal as of the date first above written.

                                               iROBOT CORPORATION

/s/ RODNEY A. BROOKS                           By: /s/ HELEN GREINER
--------------------                               -----------------
Rodney A. Brooks
                                               Name: Helen Greiner
                                                     ---------------


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                                    EXHIBIT A

                             TERMINATION CERTIFICATE







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